As filed with the Securities and Exchange Commission August 11, 1997.
                                       Registration No. 333-_____

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                 FORM S-8 REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                     NEXAR TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)

                            04-3268334
               (I.R.S. employer identification no.)

                             Delaware
  (State or other jurisdiction of incorporation or organization)

             182 Turnpike Road Westborough, MA 01581
     (Address of principal executive offices) (Zip Code)

                      1995 Stock Option Plan
                1996 Employee Stock Purchase Plan
                 1996 Non-Employee Directors Plan
                      (Full title of plans)

                         Albert J. Agbay
                     Chief Executive Officer
                    Nexar Technologies, Inc.
                        182 Turnpike Road
                      Westborough, MA  01581
              (Name and address of agent for service)
                          (508) 836-8700
        (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                 Proposed      Proposed
    Title of       Amount        maximum        maximum       Amount
   securities       to be        offering      aggregate        of
     to be       registered     price per      offering    registration
   registered        (1)        share (2)      price (2)        fee
 ------------    ----------    ----------      ---------   ------------
 Common Stock,
    $.01 par     5,600,000
    value          shares        $5.625       $31,500,000    $9,545.45

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common
Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low bids of the Common Stock as reported on The Nasdaq National Market on August 5, 1997.


                         EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8, and relates to an aggregate of 5,600,000 shares of Common Stock, $.01 par value, of Nexar Technologies, Inc. (the "Company") which have been reserved for issuance under the Company's 1995 Stock Option Plan (5,300,000 shares), the Company's 1996 Employee Stock Purchase Plan (200,000 shares), and the Company's 1996 Non-Employee Directors Stock Option Plan (100,000 shares).

     As of June 30, 1997, options exercisable for up to 4,065,780 shares of the Common Stock of the Company had been granted or authorized for granting to employees and directors of the Company under the 1995 Stock Option Plan. As of June 30, 1997, 2,048,020 of the 4,065,780 option shares so granted or authorized for granting were vested and therefore then exercisable. Approximately
98% of such vested shares are subject to "lock-up" agreements prohibiting the resale or other transfer of any such shares acquired under such options prior to October 8, 1997. As of the date of the filing of this Registration Statement no options were outstanding under either the Employee Stock Purchase Plan or the Non-Employee Directors Plan.





































                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

          (a) The Company's prospectus dated April 8, 1997 filed with the Securities and Exchange Commission (the
     "Commission") pursuant to Rule 424(b) under the Securities
     Act of 1933, as amended;

          (b) The Company's quarterly report for the quarter ended March 31, 1997 on Form 10-Q filed with the Commission on May 14, 1997; and

          (c) The description of the Company's Common Stock incorporated by reference in the Company's registration statement on Form 8-A (File No. 000-29194), filed with the Commission on March 17, 1997, from the Company's registration statement on Form S-1 (File No. 333-18489) filed with the Commission on December 20, 1996.

In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documentation.

Item 4.   Description of Securities

     Not applicable.


Item 5.   Interests of Named Experts and Counsel

     The validity of the shares registered hereby have been passed upon by McDermott, Will & Emery, a partnership including professional corporations. David A. Cifrino, a partner of McDermott, Will & Emery, is an Assistant Secretary of the Corporation.

Item 6.   Indemnification of Officers and Directors

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and for amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article Twelfth of the Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Article Twelfth further provides that a director's personal liability shall be eliminated or limited in the future to the fullest extent permitted from time to time by the Delaware General Corporation Law.

     Article Thirteenth of the Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted from time to time under the Delaware General Corporation Law, indemnify each of its directors and officers against all expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in respect to any action, suit or proceeding in which such director or officer may be involved or with which he may be threatened, while in office or thereafter, by reason of his or her actions or omissions in connection with services to the company, such indemnification to include prompt payment of expenses in advance of the final disposition of any such action, suit or proceeding.

     Palomar Medical Technologies, Inc., the majority stockholder of the Company, maintains a directors and officers liability insurance policy for the benefit of its directors and officers and the directors and officers of its majority owned subsidiaries, including the Company.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits

     5.1 Opinion of McDermott, Will & Emery as to the legality of the shares being registered.

     10.1 The Company's 1995 Stock Option Plan (As Amended And
          Restated on February 28, 1997) (incorporated by reference to Exhibit 10.7 of the Company's Registration
          Statement on Form S-1 (File No. 333-18489)).

     10.2 The Company's 1996 Employee Stock Purchase Plan
          (incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1 (File No.
          333-18489)).

     10.3 The Company's 1996 Non-Employee Directors Stock Option
          Plan (incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1 (File No.
          333-18489)).

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of McDermott, Will & Emery (included in Exhibit
          5.1).

     24.1 Power of Attorney (included in page
          II-6).

Item 9.   Undertakings

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westborough, Commonwealth of Massachusetts as of August 7, 1997.


                                 Nexar Technologies, Inc.
                                 (Issuer and Employer)

                                 By: Albert J. Agbay
                                     Chief Executive Officer

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Albert J. Agbay, Gerald Y. Hattori and David A. Cifrino, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of August 7, 1997 by the following persons in the capacities indicated.


Name                             Capacity


Albert J. Agbay                  Chairman of the Board, President
                                 & Chief Executive Officer
                                 (Principal Executive Officer)

Gerald Y. Hattori                Vice President of Finance, Chief
                                 Financial Officer and Treasurer
                                 (Principal Financial
                                 & Accounting Officer)

Steven Georgiev                  Director

Joseph P. Caruso                 Director

Joseph E. Levangie               Director

Buster C. Glosson                Director

                        INDEX TO EXHIBITS


Exhibit
Number

5.1 Opinion of McDermott, Will & Emery as to the legality of the shares being registered.

10.1 The Company's 1995 Stock Option Plan (As Amended And
     Restated on February 28, 1997) (incorporated by reference to Exhibit 10.7 of the Company's Registration
     Statement on Form S-1 (File No. 333-18489)).


10.2 The Company's 1996 Employee Stock Purchase Plan
     (incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-1 (File No.
     333-18489)).

10.3 The Company's 1996 Non-Employee Directors Plan
     (incorporated by reference to Exhibit 10.9 of the Company's Registration Statement on Form S-1 (File No.
     333-18489)).

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of McDermott, Will & Emery (included in Exhibit
     5.1).

24.1 Power of Attorney (included in page II-6).